                                                              Exhibit 99.485(b)




                                              VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                              222 NORTH LASALLE STREET
                                              CHICAGO, ILLINOIS 60601-1003
                                              312-609-7500
                                              FACSIMILE: 312-609-5005

                                              A PARTNERSHIP INCLUDING VEDDER,
                                              PRICE, KAUFMAN & KAMMHOLZ, P.C.
                                              WITH OFFICES IN CHICAGO AND
                                              NEW YORK CITY

                                              December 9, 1996


VEDDER PRICE


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re: Kemper State Tax-Free Income Series


To The Commission:

     We are counsel to the above-referenced investment company (the "Fund") and as such have participated in the preparation and review of Post-Effective Amendment No. 25 to the Fund's registration statement being filed pursuant to Rule 485(b) under the Securities Act of 1933. In accordance with paragraph
(b)(4) of Rule 485 and in reliance upon the oral approval of the staff of the Commission, acting on behalf of the Commission, under Rule 485(b)(ix) for certain of the disclosures to be contained in the amendment, we hereby represent that such amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) thereof.

                                             Very truly yours,


                                         /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                             ---------------------------------
                                             VEDDER, PRICE, KAUFMAN & KAMMHOLZ